Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

Confidential treatment has been requested for portions of this exhibit. The copy herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DEVELOPMENT AND SUPPLY AGREEMENT

Parties:                   MonoSol RX LLC (“MONOSOL”) and Vita Health Products Inc. (“VITA”)

Dated on June 29, 2006

WHEREAS, MONOSOL desires to sell to VITA, and VITA desires to purchase from MONOSOL all of its requirements of the Product as defined below;

The parties further agree as follows:

1)            Definitions. For the purposes of this Agreement unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

a)            “DIN” means a drug identification number (within the meaning of the Food and Drug Regulations) issued by the TPD, as defined below, representing the market authorization in respect of the Products.

b)            “Drug Establishment License” means a drug establishment license issued by the HBFBI, as defined below, and required for all businesses in Canada engaged in activities related to the manufacture, packaging, labeling, distribution, importation, wholesale and testing of drugs as outlined in the Food and Drug Regulations.

c)             “Effective Date” means the date that this Agreement is executed by the parties.

d)            “FDA” means the United States Food and Drug Administration or any successor agency from time to time, or such other agency having regulatory jurisdiction over the manufacture, distribution and sale of drugs in the United States.

e)             “Formulary” means a compendium of formulae used in the preparation of medicinal drugs.

f)             “GMP” means good manufacturing practices as defined by Health Products and Food Branch Inspectorate of Health Canada, as amended from time to time.

g)             “HPFBI” means the Health Products and Food Branch Inspectorate of Health Canada or any successor agency from time to time having jurisdiction over compliance monitoring activities related to the activities outlined on a firm’s Drug Establishment License.

h)            “Patent” means pending patent application as per Appendix C.

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

i)              “Person” means an individual, corporation, partnership, trust, unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

j)             “Product Information” means all information and data developed, generated or compiled by MONOSOL for submission to Health Canada in support of a DIN application.  This includes but is not limited to, the file specification, test method and method validation documents, ingredient listing, mater batch record, packaging specifications, process validation summary report, and allergen/animal tissue forms.

k)            “Products” means those products described in Appendix A.

l)              “Regulatory Approvals” means the issuance of a DIN by Health Canada and/or the issuance/maintenance of licenses, approvals, authorizations, consents, Formulary listings, licenses and registrations by municipalities, provinces and territories required to sell Products in a given jurisdiction.

m)           “Regulatory Authority” means the TPD and/or any provincial government ministry, department or agency, the regulatory body or other Person responsible in the province or territory in Canada in question for issuing Regulatory Approvals or licenses and/or for enacting, monitoring and/or enforcing the applicable laws relating to the sale of pharmaceutical Products in such market or jurisdiction, the designation or listing of any pharmaceutical product as interchangeable with one or more pharmaceutical Products or the listing or acceptance of a pharmaceutical product for listing in the Formulary published in that jurisdiction.

n)            “Initial Term” means the initial term of five (5) years from the Effective Date.

o)            “Renewal Term” means any successive one (1) year term of this Agreement subsequent to the Initial Term.

p)            “Territory” means Canada.

q)            “TPD” means the Therapeutic Products Directorate of Health Canada (or whatever such agency might be called from time to time), or any successor agency having regulatory jurisdiction over the manufacture, distribution and sale of drugs in Canada.

2)            Ownership Product Information and Patent.  MONOSOL is or is entitled to be the owner of the Product Information and the Patent.

3)            Batch Size.  Orders of the Products by VITA from MONOSOL may be in partial or full batch quantities as may be agreed to by the parties from time to time.

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

4)            Product Information.  MONOSOL shall promptly provide to VITA all Product Information and relevant information which MONOSOL shall from time to time have available to it regarding changes or additions to the Product Information.

5)            License.  MONOSOL hereby grants to VITA, for the Term, and VITA hereby accepts, a license to use the Product Information for the purposes related to this Agreement, including obtaining the required Regulatory Approvals and manufacturing, distributing and selling the Products within the Territory.  VITA shall use the Product Information only as set forth in this Agreement, and for no other purpose.  VITA further consents to protect, and keep confidential, the Product Information, and shall not disclose the Product Information to any Person who is not an employee of VITA, without having said Person agree to keep the Product Information confidential and not to utilize the Product Information for any purpose other than facilitating VITA’s performance under this Agreement.  VITA shall use commercially reasonable efforts to obtain and maintain a DIN to market, sell and distribute the Products.

6)            Sub-License.  Vita may request written permission to sub-license its rights under this Agreement in whole or in part to a specified third party, which may not be unreasonably withheld.

7)            No Infringement.  MONOSOL warrants that to the best of its knowledge and belief the Product Information and Patent do not infringe the valid rights of any Person and that it is not aware of any pending or potential claim by a Person with respect to any of MONOSOL’s rights to the Product Information and Patent.

8)            Product Development/Trade-mark Litigation.  MONOSOL shall use commercially reasonable efforts to complete the development of the Products, and provide the Product Information to VITA.  VITA, at its cost is responsible to satisfy the requirements such that a Product does not infringe trade-mark rights of any Person.  In the event that a claim arises, based upon an allegation that a Product infringes trade-mark rights of any Person, the party receiving notice of such claim shall, promptly after becoming aware of same, give written notice to the other party of the existence of such claim and, thereafter, VITA shall defend and pay all costs related to such claim using its own counsel and if required co-counsel with MONOSOL.

9)            Patent Litigation.  MONOSOL, at its cost, will take all reasonable and customary steps to produce Product which does not infringe the patent rights of any Person.  In the event that a claim arises, based upon an allegation that a Product infringes patent rights of any Person, the party receiving notice of such claim shall, promptly after becoming aware of same, give written notice to the other party of the existence of such claim and, thereafter, MONOSOL shall defend and pay all costs related to such claim using its own counsel and if required co-counsel with VITA.

10)          General Communication with Regulatory Authorities.  VITA shall promptly deal with any request by the TPD or other Regulatory Authority and forward to MONOSOL a copy of such request, any reply thereto and any other correspondence (and otherwise notify the other party of any other communication) with or reports from the TPD or other

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

Regulatory Authority.  MONOSOL shall strive to provide all necessary information within the time specified in support of responses required by the Regulatory Authority.

11)          Funding of Product Registration Costs.  VITA, at its cost, shall be responsible for preparing and filing (including fees) for obtaining, maintaining and renewing all Regulatory Approvals for the Products and all other costs and expenses incurred in connection with obtaining Regulatory Approvals.

12)          Mutual Disclosure of Adverse Effects.  Each party shall inform the other of all information that comes into its control and is not otherwise public knowledge concerning side effects, injury, toxicity or sensitivity reactions and incidents and severity thereof associated with commercial and clinical uses, studies, investigations or tests (animal and human) directly relating to the Products, whether or not determined to be attributable to the Products.

13)          Pricing and Payment.  The prices paid by VITA to MONOSOL for the PRODUCTS shall be as per the attached Appendix B.  The net invoiced amount shall be due and payable by VITA to MONOSOL forty-five (45) days after delivery of the Products to VITA.  [*]

14)          Labeling.  VITA shall supply label copy and artwork to comply with the DIN and applicable law.

15)          Expiry.  MONOSOL agrees to deliver to VITA Products that shall have no less than 21 months expiry dating upon receipt by VITA.

16)          Packaging and Transportation.  MONOSOL shall package the Products in bulk in containers suitable for cross border transport.  The containers shall be non-returnable and shall be disposed of by VITA in accordance with applicable policy.  MONOSOL shall be responsible for delivery of the Products in accordance with INCOTERMS 2000 as specified in Section 16 below.

17)          Delivery Terms.  EXW — Ex-works

18)          Permits & Licenses.  VITA, at its cost, shall be responsible for the application and receipt of import licenses required by the Canadian government for the specific Products (if required).  VITA shall supply a copy of such license to MONOSOL for the purpose of applying for an export license to the U.S. government (if required).

a)            For the purposes of adding MONOSOL to VITA’s Drug Establishment License, MONOSOL shall provide appropriate evidence of GMP compliance such as MONOSOL’s most recent FDA Exit Inspection Report.

b)            MONOSOL, at its cost, shall be responsible for preparing, executing, and receiving all required export permissions and shipping documentation with the exception of 17(a) above.

19)          Forecasts.  VITA shall provide MONOSOL with non-binding rolling 2 month forecasts of volume projections.

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

20)          Purchase Orders.  MONOSOL shall deliver requested Products ninety (90) days after receipt of VITA’s firm purchase order, [*].

21)          Certificate of Analysis.  MONOSOL shall provide VITA with a certificate of analysis for each batch of Product, that shall confirm the Product meets the specifications identified in Appendix D attached hereto.

22)          Certificate of Manufacture.  MONOSOL shall provide VITA with a certificate of manufacture for each batch of Product, that shall confirm the Product was manufactured in accordance with its master production document and GMP as identified in Appendix E attached hereto.

23)          Ownership of Trade Dress.  VITA owns all trade-marks and trade dress used by VITA to market the Product.

24)          Insurance.  MONOSOL and VITA shall carry (for the Term and three (3) years thereafter), commercial general liability insurance including product liability coverage of at least five million ($5,000,000.00) dollars.  Each party shall provide a copy of its insurance certificate to the other party upon request.

25)          Indemnification.  The parties shall be responsible for indemnifying each other in accordance with the terms of the indemnification attached as Appendix F.

26)          Audit.  VITA and MONOSOL shall each have the right, at its sole expense, and during normal business hours and upon at least seven (7) days’ written notice, to audit the others’ facilities where the Products are manufactured, packaged or stored for compliance with applicable law and this Agreement, not more than once in each calendar year.  Each such party hereby agrees that they shall take all reasonable steps, at their own expense, as may be necessary to comply with applicable law.

27)          Representations and Warranties of MONOSOL.  MONOSOL makes the Representations and Warranties to VITA, as are set forth in Appendix G-1 to this Agreement.

28)          Representations and Warranties of VITA.  VITA makes the Representations and Warranties to MONOSOL as are set forth in Appendix G-2 to this Agreement.

29)          Renewal.  Unless otherwise terminated in accordance with this Agreement, this Agreement shall be automatically renewed for successive terms of one (1) year each.

30)          Termination.  This Agreement may be terminated by either party, as the case may be: (i) if either party commits a material breach of this Agreement which has not been remedied within sixty (60) days of receipt of written notice of the breach; (ii) if either party commits a violation of law which materially impacts performance of this Agreement and is not cured within sixty (60) days; (iii) if MONOSOL receives a Form 483 from the FDA regarding the Products, and has not complied within a commercially reasonable time thereafter; (iv) if MONOSOL has entered into a consent agreement with the FDA, or a similar event has occurred, which significantly impairs its ability to perform its obligations under this contract, (v) if either party becomes insolvent, makes or

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

has made an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or it (except for involuntary bankruptcies which are dismissed within ninety (90) days), or has a receiver or trustee appointed for substantially all of its property; (vi) if VITA is unable to obtain Regulatory Approvals for a Product, in which case this Agreement shall be terminated with respect to that Product only; (vii) if the parties mutually agree in writing to terminate this Agreement upon terms and conditions satisfactory to both, (viii) in the event of a claim against either party to this agreement for patent infringement based on Product, MONOSOL is free to stop the manufacture of PRODUCT and terminate this Agreement; or (ix) upon either party providing written notice to the other party at least six (6) months prior to the then current term of this Agreement.

31)          Assignment.  This Agreement shall inure to the benefit of, and shall be binding upon each of, the parties hereto and their respective successors and assigns.  This Agreement may, without the prior written consent of the other party, be assigned, in whole or in part, to an affiliate or to any third party acquiring all or substantially all of the assets of a party, provided that such party remains fully responsible for performance of the obligations of its affiliates under this Agreement.

32)          Dispute Resolution.  In the event of any dispute, including that regarding a potential recall or compliance issue, the parties agree that written notice shall be given to the President of the other party and such officers shall meet in person within thirty (30) days of such notice to use good faith efforts to resolve such issue.  In the event that the officers of the parties are unable to resolve such issue, then the same shall be resolved by arbitration.   Such arbitration shall be conducted by a single arbitrator, if the parties can agree upon one, failing which such arbitrator shall be appointed by a judge of the Court of Queen’s Bench, upon the application of any of the said parties and a judge of the Court of Queen’s Bench shall be entitled to act as such arbitrator, if he or she so desires.  The arbitration shall proceed in accordance with the provisions of The Arbitration Act (Manitoba) (the “Act”).  The decision arrived at by the arbitrator shall be final and binding and no appeal shall lie therefrom.  The provisions of this Section 32 shall be deemed to be a submission to arbitration within the provision of the Act and any statutory modification or reenactment thereof.

33)          Confidentiality.  Both Parties agree to be subject to the confidentiality provisions as are set forth in Appendix H hereto.

34)          Entire Agreement.  This is the entire agreement of the parties regarding the matters set forth herein.  This Agreement nay not be revised, altered or amended without the written consent of each party and supersedes all agreements, whether oral or written, and obligations existing among the parties with respect to the matters set forth herein.

35)          No Special Damages.  In no event shall either party be liable to the other under this Agreement for punitive, exemplary, consequential, or special damages including, without limitation, damages related to lost good will, lost customers, or lost profits, beyond those damages expressly provided herein.

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

36)          Facility Licensing.  VITA shall apply each calendar year for MONOSOL to be included as a Foreign Site on VITA’s Drug Establishment License.  MONOSOL shall provide at VITA’s request a copy of the most recent EIR and all related correspondence required for Health Canada to assess compliance with GMP for the purposes of inclusion on the Drug Establishment License.

37)          Quality Agreement.  VITA and MONOSOL shall enter into a quality agreement for the manufacture of the Product which shall outline each party’s respective responsibility for the manufacture and compliance with regulatory matters associated with the Product.

38)          Governing Law and Consent to Jurisdiction.  This Agreement shall be governed by and construed in all respects in accordance with the laws of Toronto and Canada.  The Toronto and Canadian Courts shall have the jurisdiction to settle any disputes, which may arise out of or in connection with this Agreement.

39)          Entire Agreement.  This Agreement shall not be modified or amended except in writing signed by duly authorized representatives of both parties.

Accepted and agreed as of the Effective Date set forth above.

MONOSOL RX LLC		VITA HEALTH PRODUCTS INC.

By:	/s/ Alexander M. Schobel	By:	/s/ Rachel Cahill
Name:	Alexander M. Schobel	Name:	Rachel Cahill
Title:	President and CEO	Title:	Sr. Vice-President Finance

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

APPENDIX A

PRODUCTS

[*]

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

APPENDIX B

PRODUCT PRICE LIST

[*]

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

APPENDIX C

LIST OF PATENTS PENDING

[*]

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

APPENDIX D

CERTIFICATE OF ANALYSIS

*TO BE PROVIDED BY MONOSOL

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

APPENDIX E

CERTIFICATE OF MANUFACTURE

*TO BE PROVIDED BY MONOSOL

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

APPENDIX F

INDEMNIFICATION

“Affiliate” means any corporation or business entity controlled by, controlling, or under common control with the applicable Party as the case may be.  For the purpose of this definition, “control means direct or indirect beneficial ownership of greater than fifty (50%) percent of the voting stock of such corporation or other business entity, or a greater than fifty (50%) percent interest in the income of such corporation or other business entity, or the power to direct or cause the direction of the management and policies of such corporation or other business entity whether by ownership of voting securities, by contract or otherwise, or such other relationship as, in fact, constitutes control.

MONOSOL agrees to indemnify, defend and hold harmless, and to pay and reimburse VITA, its Affiliates, and its and their respective employees, agents and representatives, from and against any and all third party claims and losses, damages and liabilities (including those relating to personal injury, death or property damage), including reasonable attorneys’ fees, relating thereto, incurred by any of them arising out of, relating to or occurring as a result of MONOSOL’s negligence or willful misconduct or the breach of any representation, warranty or covenant made by MONOSOL in this Agreement or any defect in any Product except and to the extent incurred as a result of VITA’s negligence or primarily incurred as a result of VITA’s breach of any representation, warranty or covenant made by either of them.

VITA agrees to indemnify, defend and hold harmless, and to pay and reimburse, MONOSOL, its Affiliates, and its and their respective employees, agents and representatives, from and against any and all third party claims and losses, damages and liabilities (including those relating to personal injury, death or property damage), including reasonable attorneys’ fees, relating thereto, incurred by any of them arising out of, relating to or occurring as a result of VITA’s negligence or willful misconduct or the breach of any representation, warranty or covenant made by VITA in this Agreement except and to the extent incurred as a result of the negligence of MONOSOL or primarily incurred as a result of MONOSOL’s breach of any representation, warranty or covenant made by either of them.

If VITA, MONOSOL or any other indemnitee (in each case an “Indemnified Party”) receives any claim which it believes is the subject of indemnity hereunder, the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the indemnifying party, including all particulars of such claim to the extent known to the Indemnified Party; provided that the failure to give timely notice to the indemnifying party as contemplated hereby shall not release the indemnifying party from any liability to the Indemnified Party except to the extent the indemnifying party is materially prejudiced in defending any claim by such failure.  The indemnifying party shall assume the defense of such claim with counsel of its choice reasonably satisfactory to the Indemnified Party, and at the cost of the indemnifying party.  The Indemnified Party may participate in the action through counsel of its choice, but the cost of such counsel shall be at the expense of the Indemnified Party (unless (i) the Indemnified Party determines in good faith that there may be a conflict of interest between the indemnifying party, and the Indemnified Party or there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

indemnifying party or (ii) the indemnifying party fails to assume the defense of such action within fifteen (15) days of receipt of notice of such action).  If the indemnifying party does not so assume the defense of such claim, or, having assumed such defense fails to vigorously prosecute such defense, the Indemnified Party may assume such defense, with counsel of its choice, to be paid or reimbursed by the indemnifying party.

The Party not assuming the defense of any such claim shall render all reasonable assistance to the other Party assuming the defense, and all reasonable out-of-pocket costs of such assistance shall be promptly paid or reimbursed by the Indemnifying Party.

No such claim shall be settled and no admission may be made other than by the Party defending the same, and then only with the written consent each other Party, which shall not be unreasonably withheld; provided that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which shall not be assumed and performed in full by the Indemnifying Party.

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

APPENDIX G-1

REPRESENTATIONS AND WARRANTIES OF MONOSOL

As of the Effective Date, there are no actual or threatened enforcement actions by the FDA or other federal, state or foreign agency which has jurisdiction over MONOSOL’s operations or products, including, without limitation, any fines, injunctions civil or criminal penalties, investigations, debarments or suspensions.

MONOSOL shall maintain all equipment and facilities utilized in the storage of the API and the development, manufacture and supply of the Products hereunder in good operating condition and shall maintain such facilities and such equipment in accordance with all applicable laws.

MONOSOL, at its expense, shall perform all stability, validation and other raw material and in-process and finished product tests or checks required by the specifications and applicable laws in order to assure the conformity of the Products to the specifications.

MONOSOL shall advise VITA of any known noncompliance and of the testing or inspection results of batches of the Product and Products that do not strictly comply with the specifications, applicable law or this Agreement.

MONOSOL shall have good and marketable title to each shipment of Products sold to VITA, and all such Products shall be free from any lien or encumbrances of any third party.

If the Products delivered to VITA are used according to the Product’s label, the Products shall be safe, non-injurious and fit for consumption or other use in accordance with the Product’s label as approved in the Product ANDS.

MONOSOL is not debarred under the Generic Drug Enforcement Act of 1992 and it does not and shall not use in any capacity the services of any person debarred under the Generic Drug Enforcement Act of 1992; neither MONOSOL nor, to the best of its knowledge, any of its employees, agent or contractors, has engaged in any activity which could lead to it becoming debarred under the Generic Drug Enforcement Act of 1992.

MONOSOL owns and shall maintain all applicable ANDAs for the Product.

MONOSOL shall promptly inform VITA of any allegation and/or notification of infringement of third-party intellectual property regarding the manufacture, use or sale of the Product.

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

APPENDIX G-2

REPRESENTATIONS AND WARRANTIES OF VITA

The Products shall be packaged, labeled, stored, transported, marketed and sold in conformance with all applicable laws.

As of the Effective Date, there are no actual or threatened enforcement actions by the Health Canada or other provincial or territorial agency which has jurisdiction over VITA’s operations or products, including, without limitation, any fines, injunctions, civil or criminal penalties, investigations, debarments or suspensions.

VITA shall maintain all equipment and facilities utilized in the packaging, labeling, storage, transportation, marketing and sale of the Products hereunder in good operating condition and shall maintain such facilities and such equipment in accordance with, or in a manner that shall meet or exceed the requirements of all applicable laws.

VITA has the physical ability and financial resources available to package, label, store, transport, market and sell the Products to be sold to it under this Agreement.

VITA is not debarred under the Generic Drug Enforcement Act of 1992 and it does not and shall not use in any capacity the services of any person debarred under the Generic Drug Enforcement Act of 1992; neither MONOSOL, nor, to the best of its knowledge, any of its employees, agents or contractors, has engaged in any activity which could lead to it becoming debarred under the Generic Drug Enforcement Act of 1992.

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

APPENDIX H

CONFIDENTIALITY AND NON-USE

During the Term of this Agreement and any renewal thereof, and for a period of three (3) years thereafter, each Party shall hold in confidence, and may not use or disclose to a third party, any and all proprietary information, trade secrets, customer lists, business strategies, including without limitation, the terms and conditions of this Agreement, disclosed to it by any other Party (whether visually, orally or in writing) that is either indicated to be proprietary or confidential information of the disclosing party or which by its nature the receiving party would reasonably deem to be confidential or proprietary information of the disclosing party regardless of marking (“Confidential Information”), provided by the disclosing party, except with the express prior written consent of the disclosing party, provided that the non-disclosing party shall not be prevented from disclosing information which;

at, prior or subsequent to the time of such disclosure is independently known to or developed by the receiving party without obligation of secrecy or non-use to a third party;

at, prior or subsequent to the time of disclosure, becomes part of the public knowledge through no breach hereof by the receiving party;

subsequent to the time of such disclosure is the subject of another agreement between the parties hereto which explicitly permits use or disclosure;

is required by law, subpoena or other judicial process to be disclosed, after giving the other party notice of intent to disclose and an opportunity to contest such disclosure;

at, prior or subsequent to the time of such disclosure was disclosed to the non-disclosing party by a third party who had no obligation to the disclosing party not to disclose such information to others; and/or is required by applicable securities laws or securities and exchange commission regulations to be publicly disclosed.

Without limiting the generality of the foregoing, each Party shall limit disclosure of the Confidential Information to its employees who need to receive the Confidential Information in order to further the activities contemplated in this Agreement.  Each Party shall take sufficient precautions to safeguard the Confidential Information in the same manner that such Party protects its own Confidential Information, which in no event shall be less than commercially reasonable measures.  Each Party understands and agrees that the wrongful disclosure of Confidential Information shall result in serious and irreparable damage to the other Party, that the remedy at law for any breach of this covenant may be inadequate, and that the Party seeking redress hereunder shall be entitled to injunctive relief, without prejudice to any other rights and remedies to which such Party may be entitled.

The above notwithstanding, each Party shall have the right, with the exercise of reasonable discretion, to make disclosures of such portions of Confidential Information to third party consultants, attorneys, contractors, subcontractors, advisors, Affiliates and Regulatory

CONFIDENTIAL TREATMENT REQUESTED
Pursuant to 17 C.F.R. §§200.80(b) and 230.406

Authorities where in the recipient’s judgment such disclosure is useful to development, approval or marketing of a finished product pursuant to this Agreement, and who agree to be bound by the confidentiality obligations under this Section or who otherwise enter into written confidentiality agreements having provisions no less stringent than those contained herein.

Except as otherwise set forth in this Agreement, upon termination of this Agreement and at the written request of the disclosing party, the receiving party shall return all the Confidential Information of the applicable disclosing party (including all copies thereof) or destroy such Confidential Information at the option of such disclosing party.